Exhibit 99.1

FOR IMMEDIATE RELEASE

FUBO, DISNEY’S HULU + LIVE TV COMPLETE BUSINESS COMBINATION, CREATING UNIQUE CONSUMER FOCUSED VMVPD

●	Combined Business (Trading Under NYSE: FUBO) Is Led By Fubo Co-Founder & CEO David Gandler and Fubo Management Team; Newly Announced Board of Directors With Andy Bird Serving As Chairman Will Guide Strategic Direction of 6th Largest Pay TV Company

●	Fubo and Hulu + Live TV Continue to Be Available to Consumers as Separate Offerings; Consumers Can Enjoy Greater Choice and Flexibility Through Multiple Sports and Entertainment Streaming Options at Different Price Points

NEW YORK and BURBANK, Calif. - OCTOBER 29, 2025 – FuboTV Inc. (NYSE: FUBO) and The Walt Disney Company (NYSE: DIS) today announced they have closed the previously announced transaction to combine Fubo’s business with Disney’s Hulu + Live TV business (the “Transaction”).

The newly combined Fubo and Hulu + Live TV business creates a truly unique virtual MVPD (vMVPD) and the sixth largest Pay TV company in the U.S with nearly 6 million subscribers in North America1. The combined company offers consumers a broad set of sports, including more than 55,000 live sporting events, and entertainment-focused programming offerings from Fubo and Hulu + Live TV.

Fubo and Hulu + Live TV will continue to be available to consumers as separate and distinct services, each offering consumers multiple plan options from skinny to robust at compelling price points. Hulu + Live TV will continue to be streamed in the Hulu app and offered as part of an entertainment-focused bundle with Hulu, Disney+ and ESPN Unlimited. Fubo will continue to serve viewers in the Fubo app.

1 UBS Estimates as of June 30, 2025

The combined business expects to realize cost, revenue and operational synergies through content cost savings achieved by more flexible programming packaging, advertising optimization and sales and marketing opportunities. The combined company will have access to a $145 million term loan that Disney has committed to provide Fubo in 2026 as part of the Transaction.

“It is a privilege to join Fubo as Chairman at such a transformative time for the company,” said Andy Bird, Chairman of the Board of Directors. “Today’s announcement brings together two industry leading brands and a compelling set of resources that uniquely position us to meet the evolving needs of today’s consumer.”

“Since Fubo’s founding a decade ago, our vision has always been to build a consumer-first streaming platform defined by innovation and value,” said David Gandler, Co-founder and CEO of Fubo. “Together with Disney, we’re creating a more flexible streaming ecosystem that gives consumers greater choice, while driving profitability and sustainable growth.

We’re also proud to reward our retail shareholders who have supported Fubo’s mission from the very beginning. We believe this combination delivers the scale, stability and strategic clarity to create lasting value for consumers and shareholders, and indelibly impact the future of live streaming.”

Corporate Structure and Leadership

As of the Transaction closing, Disney holds an approximately 70% interest in the newly combined company with existing Fubo shareholders holding an approximately 30% interest.

Fubo’s existing management team, led by Fubo Co-founder and CEO David Gandler, will operate the newly combined Fubo and Hulu + Live TV businesses. The combined company will leverage the resources and support of Disney, and the existing Fubo management team will continue to focus on driving growth and profitability.

As part of the Transaction, the Fubo advertising sales group will transition to Disney’s advertising sales organization to deliver a premium, data-powered experience for fans and the brands that reach them.

Board of Directors

A board of directors with depth and breadth of operational experience across finance, media, entertainment and sports in global markets has been seated to guide the strategic vision of the combined company. Newly appointed and continuing directors include:

●	Andy Bird, CBE – Independent Chairman

Bird is a British media executive with more than three decades of leadership across global broadcasting, entertainment and education. He was formerly Chairman of Walt Disney International and CEO of Pearson plc, where he transformed the 180-year-old publisher into a digital-first education company.

●	David Gandler – Co-founder and CEO, Fubo

Gandler, a prominent figure in global sports and media, has been Co-founder and CEO of Fubo since 2015. Through Gandler Sports Group (GSG), he is the majority owner and board member of soccer team Leyton Orient F.C., and a former co-owner of Paris FC.

●	Daniel Leff – Lead Independent Director

Leff is Co-founder and Managing Partner of Waverley Capital, a media-focused venture capital fund. He is also founder and managing partner of Luminari Capital, a media-focused venture capital fund. Leff has been an investor in and/or member of the board of directors of a multitude of media companies including Endel, Fubo, Matterport, Professional Fighters League, PlutoTV (sold to Paramount), Roku, The Athletic (sold to The New York Times), Volley, Wondery (sold to Amazon) and several other companies. Daniel was also the Co-Founder and CEO of Waverley Capital Acquisition Corporation.

●	Ignacio “Nacho” Figueras – Independent Director

Figueras is a renowned polo player, entrepreneur, investor and philanthropist. He is currently the captain and co-owner of the Black Watch polo team and owner of Cría Yatay, a globally successful polo horse breeding operation based in Argentina. Figueras is also co-founder of the Figueras Design Group (FDG).

●	Jonathan S. Headley – Independent Director

Headley is a seasoned financial executive who spent nearly 30 years at The Walt Disney Company. As Senior Vice President & Treasurer, he directed global treasury operations, bringing deep expertise in capital markets, corporate finance and risk management. Prior to joining Disney, Headley was an analyst at Goldman Sachs & Co. and a research associate at Harvard University.

●	Jim Lygopoulos – Executive Vice President, People & Culture, Corporate, Direct-To-Consumer and International, Disney

Lygopoulos is an experienced HR executive with over 20 years at Disney, specializing in people and culture strategy, talent acquisition, employee relations, rewards, leadership development and organizational transformation. He has worked across Asia Pacific and the U.S., bringing international depth to the Board.

●	Debra OConnell – President, ABC News Group & Disney Entertainment Networks, Disney

OConnell is a veteran Disney executive with over 25 years of leadership in broadcasting, network strategy and news. She currently oversees ABC News, ABC Owned Stations and Disney’s U.S. television networks portfolio.

●	Cathleen Taff – President, Production Services, Franchise Management & Theatrical Distribution, Disney

Taff is an accomplished entertainment executive with decades of leadership in film distribution, international operations and business strategy. As President of Distribution, Franchise Management and Business & Audience Insights at The Walt Disney Studios, she oversaw worldwide theatrical distribution and guided franchise strategy for some of the industry’s most successful brands.

●	Justin Warbrooke – Executive Vice President and Head of Corporate Development, Disney

Warbrooke is a veteran Disney executive with over 19 years at Disney. He is responsible for leading M&A strategy and execution including acquisitions, divestitures and joint ventures while also monitoring and optimizing Disney’s portfolio of equity interests and planning and executing new business ventures.

Transaction Details

All of Fubo’s issued and outstanding shares of common stock were automatically converted into issued and outstanding shares of Class A Common Stock on a 1:1 basis. The outstanding shares of Class A Common Stock continue to trade on the New York Stock Exchange under the ticker symbol FUBO.

In connection with closing, Fubo changed its fiscal year to end on September 30, with the combined company’s first full year following closing to end on September 30, 2026.

Advisors

Wells Fargo served as the lead financial advisor to Fubo and Evercore also served as financial advisor to Fubo. Latham & Watkins LLP served as legal advisor to Fubo and Sterlington PLLC served as legal counsel to Fubo management in connection with the Transaction. Centerview Partners LLC served as financial advisor to The Walt Disney Company and Cravath, Swaine & Moore LLP served as primary legal counsel, with Kirkland & Ellis LLP providing antitrust advice, to The Walt Disney Company.

Further Information Relating to Fubo

Fubo will file a Form 8-K regarding the Transaction, available on its investor relations website at https://ir.fubo.tv.

Investor Conference Call

Fubo will address the Transaction on its third quarter 2025 investor conference call, which is scheduled for Monday, November 3, 2025 at 8:30 a.m. ET.

Conference Call Details:

Date: Monday, November 3, 2025

Start Time: 8:30 a.m. ET

Dial-In Details:

Participant Toll-Free Dial-In Number (North America): 1 (800) 715-9871

Participant Toll Dial-In Number (International): +1 (646) 307-1963

Conference ID: 9023485

The live webcast will be also available on the Events & Presentations page of Fubo’s investor relations website. Participants should join the webcast 10 minutes in advance to ensure that they are connected prior to the event. An archived replay will be available on Fubo’s website following the call.

About FuboTV Inc.

FuboTV Inc. (NYSE: FUBO) is a consumer-first live TV streaming company with the mission of delivering premium sports, news and entertainment programming through a best-in-class user experience that offers greater choice, flexibility and value. The sixth largest Pay TV company in the U.S. (UBS estimates; June 30, 2025) and ranked among The Americas’ Fastest-Growing Companies 2025 by the Financial Times, FuboTV Inc. owns Hulu + Live TV (entertainment), Fubo (sports) and Molotov (entertainment and sports), which stream in markets around the globe. FuboTV Inc. is an affiliate of The Walt Disney Company.

Learn more at https://fubo.tv

About The Walt Disney Company

The Walt Disney Company, together with its subsidiaries and affiliates, is a leading diversified international entertainment and media enterprise that includes three business segments: Entertainment, Sports, and Experiences. Disney is a Dow 30 company and had annual revenue of $91.4 billion in its Fiscal Year 2024.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements of FuboTV Inc. (“Fubo”) that involve substantial risks and uncertainties. All statements contained in this press release that do not relate to matters of historical fact are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including statements regarding our business strategy and plans, our financial results and expected capitalization, our offerings, our partnerships, our sports programming and packaging, distribution and consumer preferences, the benefits of the Transaction, including expected synergies and advantages for consumers and additional financing to be provided by Disney. The words “could,” “will,” “plan,” “intend,” “anticipate,” “approximate,” “expect,” “potential,” “believe” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that Fubo makes due to a number of important factors, including but not limited to the following: our ability to achieve or maintain profitability; risks related to our access to capital and fundraising prospects to fund our financial operations and support our planned business growth; risks related to the integration of the Hulu + Live TV business; risks related to our organizational structure following completion of the Transaction; our revenue and gross profit are subject to seasonality; our operating results may fluctuate; our ability to effectively manage our growth; risks related to the Transaction; the long-term nature of our content commitments; our ability to renew our long-term content contracts on sufficiently favorable terms; our ability to attract and retain subscribers; risks related to our commercial arrangements with Hulu; obligations imposed on us through our agreements with certain distribution partners; our ability to license streaming content or other rights on acceptable terms; the restrictions imposed by content providers on our distribution and marketing of our products and services; our reliance on third party platforms to operate certain aspects of our business; risks related to the difficulty in measuring key metrics related to our business; risks related to preparing and forecasting our financial results; risks related to the highly competitive nature of our industry; risks related to our technology, as well as cybersecurity and data privacy-related risks; risks related to our conversion to a Delaware corporation and our status as a “controlled company”; risks related to ongoing or future legal proceedings; and other risks, including the effects of industry, market, economic, political or regulatory conditions, future exchange and interest rates, and changes in tax and other laws, regulations, rates and policies. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are discussed in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025 filed with the Securities and Exchange Commission (“SEC”), our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025, to be filed with the SEC, and our other periodic filings with the SEC. We encourage you to read such risks in detail. The forward-looking statements in this press release represent Fubo’s views as of the date of this press release. Fubo anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing Fubo’s views as of any date subsequent to the date of this press release.

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Investor Contacts:

Ameet Padte, Fubo

ameet@fubo.tv

JCIR, Fubo

ir@fubo.tv

Carlos Gomez, The Walt Disney Company

carlos.gomez@disney.com

Media Contacts:

Jennifer L. Press, Fubo

jpress@fubo.tv

Bianca Illion, Fubo

billion@fubo.tv

David Jefferson, The Walt Disney Company

David.J.Jefferson@disney.com

Mike Long, The Walt Disney Company

Mike.P.Long@disney.com